Exhibit (a)

AMENDED AND RESTATED DEPOSIT AGREEMENT

by and among

POSCO

AND

CITIBANK, N.A.,
as Depositary

AND

THE HOLDERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY SHARES
ISSUED HEREUNDER

Dated as of [DATE], 2013

TABLE OF CONTENTS

i

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ARTICLE 6
AMENDMENT AND TERMINATION

SECTION 6.01.	Amendment	33
SECTION 6.02.	Termination	33

ARTICLE 7
MISCELLANEOUS

SECTION 7.01.	Counterparts	34
SECTION 7.02.	No Third Party Beneficiaries	34
SECTION 7.03.	Severability	34
SECTION 7.04.	Binding Effect on Holders and Beneficial Owners	34
SECTION 7.05.	Notices	35
SECTION 7.06.	Governing Law and Jurisdiction	35
SECTION 7.07.	Headings	36
SECTION 7.08.	Amendment and Restatement	36

EXHIBIT A – FORM OF RECEIPT

EXHIBIT B – FEE SCHEDULE

iii

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of [DATE], 2013, by and among POSCO, a corporation organized under the laws of the Republic of Korea (herein called the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America  (herein called the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Bank of New York previously entered into a Deposit Agreement, dated as of September 26, 1994 as amended by Amendment No. 1 to Deposit Agreement dated as of June 25, 1997 (together, the "Original Deposit Agreement"); and

WHEREAS, the Company desires to amend and restate the Original Deposit Agreement and to transfer to the Depositary the American Depositary Receipt facility currently existing under the Original Deposit Agreement; and

WHEREAS, the Company desires to establish with the Depositary an American Depositary Receipt facility to provide inter alia for the deposit of Shares (as hereinafter defined) and the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts (as hereinafter defined) evidencing such American Depositary Shares; and

WHEREAS, the Depositary is willing to act as the Depositary for such American Depositary Receipt facility; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01. Affiliated Holder.  The term "Affiliated Holder" of a Holder or Beneficial Owner shall mean the spouse and certain relatives of such Holder or Beneficial Owner as specified in the applicable law of the Republic of Korea, any entity in which such Holder or Beneficial Owner holds an interest of not less than 35%, any entity or individual which holds an interest of not less than 35% in the capital of such Holder or Beneficial Owner, and such other person which is treated as such under the articles of incorporation of the Company and the applicable laws of the Republic of Korea.

SECTION 1.02. American Depositary Shares and ADSs.  The terms "American Depositary Shares" and "ADSs" shall mean the rights and interests in the Deposited Securities (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of the Deposit Agreement and the Receipts issued hereunder to evidence such ADSs.  Each American Depositary Share shall represent the right to receive, and to exercise the beneficial ownership interests in, one-fourth of one Share on deposit with the Depositary and/or the Custodian, subject, in each case, to the terms and conditions of the Deposit Agreement and, if applicable, the Receipts evidencing the ADSs, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.09 or otherwise with respect to which additional ADSs are not issued and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.  American depositary shares outstanding under the Original Deposit Agreement as of the date hereof shall, from and after the date hereof, for all purposes be treated as American Depositary Shares issued and outstanding hereunder and shall, from and after the date hereof, be subject to the terms and conditions of the Deposit Agreement in all respects, except that any amendment of the Original Deposit Agreement effected under the terms of the Deposit Agreement which prejudices any substantial existing right of "Holders" or "Beneficial Owners" (each as defined in the Original Deposit Agreement) shall not become effective as to "Holders" and "Beneficial Owners" of American depositary shares until the expiration of thirty (30) days after notice of the amendments effected by the Deposit Agreement shall have been given to the "Holders" of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof.

SECTION 1.03. Beneficial Owner.  The term "Beneficial Owner" shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS.   A Beneficial Owner of ADSs may or may not be the Holders of such ADSs.  A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADSs owned by such Beneficial Owner.  Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name.  Persons who own beneficial interests in the American depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be treated as Beneficial Owners of ADSs under the terms hereof.

SECTION 1.04. Business Day.  The term "Business Day" shall mean any day on which both banks in the Republic of Korea and banks in the State of New York are not required or authorized by law to close.

SECTION 1.05. Commission.  The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.06. Company.  The term "Company" shall mean POSCO, incorporated under the laws of the Republic of Korea, and its successors.

SECTION 1.07. CSD.  The term "CSD" shall mean any institution authorized under the applicable law to effect book-entry transfers of securities, which may include Korea Securities Depository.

SECTION 1.08. Custodian.  The term "Custodian" shall mean (i) as of the date hereof, the principal Seoul, Korea office of Korea Securities Depository, as the custodian of Deposited Securities for the purposes of the Deposit Agreement, (ii) Citibank, N.A., acting as custodian of the Deposited Securities pursuant to the Deposit Agreement, and (iii) any other entity which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as successor, substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.09. Deliver; Deposit; Surrender; Transfer; Withdraw.  The terms "deliver", "deposit", "surrender", "transfer" or "withdraw", or their respective noun form, (including to or by the Custodian) when used with respect to Shares shall refer, where the context requires, to (i) an entry or entries or an electronic transfer or transfers in or to an account or accounts maintained by a CSD or (ii) the physical transfer of certificates representing Shares.

SECTION 1.10. Deposit Agreement.  The term "Deposit Agreement" shall mean this Amended and Restated Deposit Agreement, including the Exhibits hereto, as the same may be amended from time to time, in accordance with the provisions hereof.

SECTION 1.11. Depositary; Principal Office.  The term "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of the Deposit Agreement, and any successor depositary hereunder.  The term "Principal Office", when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of the Deposit Agreement, is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

SECTION 1.12. Deposited Securities.  The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited (including as contemplated under Section 2.09) under this Deposit Agreement and any and all other securities, property and cash received or deemed to be received by the Depositary or the Custodian in respect or in lieu of such deposited Shares and at such time held hereunder, subject as to cash to the provisions of Section 4.06.  Notwithstanding anything else contained herein, the securities, property and cash delivered to the Custodian in respect of American depositary shares outstanding as of the date hereof under the Original Deposit Agreement and defined as "Deposited Securities" thereunder shall, for all purposes from and after the date hereof, be considered to be, and treated as, Deposited Securities hereunder in all respects.

SECTION 1.13. Dollars; Won.  The term "Dollars" shall mean the lawful currency of the United States of America.  The term "Won" shall mean the lawful currency of the Republic of Korea.

SECTION 1.14. DTC.  The term "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

SECTION 1.15. DTC Participant.  The term "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.  A DTC Participant may or may not be a Beneficial Owner.  If a DTC Participant is not the Beneficial Owner of the ADSs credited to its account at DTC, or of the ADSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADSs credited to its account at DTC or in respect of which the DTC Participant is so acting.

SECTION 1.16. Exchange Act.  The term "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

SECTION 1.17. Foreign Currency.  The term "Foreign Currency" shall mean currency other than Dollars.

SECTION 1.18. Foreign Registrar.  The term "Foreign Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

SECTION 1.19. Holder.  The term "Holder" shall mean the person in whose name ADSs are registered on the books of the Depositary maintained for such purpose.  A Holder may or may not be a Beneficial Owner.  If a Holder is not the Beneficial Owner of the ADSs registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs registered in its name.  The "Holders" (as defined in the Original Deposit Agreement) of American depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall from and after the date hereof, become Holders under the terms of the Deposit Agreement.

SECTION 1.20. Pre-Release Transaction.  The term "Pre-Release Transaction" shall have the meaning set forth in Section 2.09.

SECTION 1.21. Receipts.  The term "Receipts" shall mean the certificates issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of the Deposit Agreement.  A Receipt may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate."  Notwithstanding anything else contained herein or therein, the American depositary receipts issued and outstanding under the terms of the Original Deposit Agreement shall, from and after the date hereof, be treated as Receipts issued hereunder and shall, from and after the date hereof, be subject to the terms hereof in all respects.

SECTION 1.22. Registrar.  The term "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register issuances, transfers and cancellations of ADSs as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.  Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary.  Each Registrar (other than the Depositary) appointed pursuant to the Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

SECTION 1.23. Regulation S.  The term "Regulation S" shall mean Rules 901 through 904, inclusive, under the Securities Act, as such Rules may from time to time be amended.

SECTION 1.24. Restricted Securities.  The term "Restricted Securities" shall mean Shares, Deposited Securities or ADSs which (i) have been acquired directly or indirectly from the Company or any of its affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by an executive officer or director (or persons performing similar functions) or other affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, the Republic of Korea, or under a shareholder agreement or the articles of incorporation and by-laws of the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares, Deposited Securities or ADSs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Shares, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.

SECTION 1.25. Securities Act.  The term "Securities Act" shall mean the United States Securities Act of 1933, as amended from time to time.

SECTION 1.26. Shares.  The term "Shares" shall mean shares of the Company's common stock of par value 5,000 Won per share, heretofore validly issued and outstanding and fully paid and nonassessable or hereafter validly issued, subscribed and outstanding and fully paid and nonasseassable, and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in par value, split-up, consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.09, an exchange or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter mean the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

ARTICLE 2

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01. Appointment of Depositary; Form and Transferability of Receipts.

(a) Appointment.  The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the Deposit Agreement and the applicable Receipts.  Each Holder and each Beneficial Owner, upon acceptance of any American Depositary Shares (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, or by continuing to hold, from and after the date hereof any American depositary shares issued and outstanding under the Original Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable Receipts, and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable Receipts, to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable Receipts, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

(b) Form.  ADSs shall be evidenced by definitive Receipts which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary.  Receipts may be issued under the Deposit Agreement in denominations of any whole number of ADSs.  The Receipts shall be substantially in the form set forth in Exhibit A to the Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Deposit Agreement or required by law.  Receipts shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs.  No Receipt and no ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such Receipt shall have been so dated, signed, countersigned and registered (other than an American depositary receipt issued and outstanding as of the date hereof under the terms of the Original Deposit Agreement which from and after the date hereof becomes subject to the terms of the Deposit Agreement in all respects). Receipts bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.  The Receipts shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not Receipts outstanding hereunder.

(c) Legends.  The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement or with any provisions of the Company's articles of incorporation or Korean law as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

(d) Title.  Title to a Receipt (and to each ADS evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable upon the same terms as a certificated security under the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.  Neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement or any Receipt to any holder or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Holder registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner's representative, is the Holder registered on the books of the Depositary.

(e) Book-Entry Systems.  The Depositary shall make arrangements for the acceptance of the ADSs into DTC.  All ADSs held through DTC will be registered in the name of the nominee for DTC (currently "Cede & Co.").  As such, the nominee for DTC will be the only "Holder" of all ADSs held through DTC.  The ADSs registered in the name of Cede & Co. will be evidenced by one or more Receipts in the form of a "Balance Certificate," which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided.  Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the "Balance Certificate" as custodian for DTC.  Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs.  The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants' respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants.  So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

SECTION 2.02. Deposit of Shares.  Subject to the terms and conditions of this Deposit Agreement and the last sentence of this paragraph, Shares, or evidence of rights to receive Shares to the extent permitted by Section 2.09, may be deposited by delivery thereof to any Custodian hereunder.  Every deposit of Shares shall be accompanied by the following:  (A)(i) in the case of Shares represented by certificates issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, (ii) in the case of Shares represented by certificates in bearer form, the requisite coupons and talons pertaining thereto, and (iii) in the case of Shares delivered by book-entry transfer and recordation, confirmation of such book-entry transfer and recordation in the books of the Foreign Registrar or of the CSD, as applicable, to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred and recorded, (B) such certifications and payments (including, without limitation, the Depositary's fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary, the Custodian or the Company in accordance with the provisions of the Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person or persons stated in such order, the number of ADSs representing the Shares so deposited.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body or bodies in the Republic of Korea, including those which are then regulating currency exchange.  If required by the Depositary, Shares presented for deposit at any time, whether or not the shareholders' register of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by (i) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Depositary to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Depositary or, subject to applicable law, its nominee.  Notwithstanding the foregoing, no outstanding Shares shall be accepted for deposit hereunder unless (i) the Korean Securities and Exchange Commission shall have approved, and the Company shall have consented to, such deposit or (ii) the Company shall have notified the Depositary that the approval or consent required under (i) is no longer required under Korean laws and regulations.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates, if any, or other documents of title, for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates, if any, or other documents of title, to the Custodian for deposit hereunder.

Each of the Depositary and the Custodian shall refuse to accept Shares for deposit whenever it has been notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with the ownership restrictions referred to in Section 3.05, that such deposit would result in any violation of the articles of incorporation of the Company or applicable laws, or that such deposit would cause the total number of Shares deposited to exceed a level from time to time determined by the Company.  The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder.  The Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities except as contemplated by Section 2.13 nor (b) any fractional Shares or fractional Deposited Securities nor (c) a number of Shares or Deposited Securities which upon application of the ADS to Shares ratio would give rise to fractional ADSs.

Upon each delivery to a Custodian of a certificate or certificates, if any, or other documents of title, for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such evidence of ownership to the Company, the Foreign Registrar or the relevant CSD, if applicable, for transfer and recordation of the Shares being deposited on the shareholders' register or the books of the CSD, if applicable, in the name of the Depositary or, subject to applicable law, its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.

Deposited Securities shall, subject to applicable law, be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.03. Issuance and Delivery of ADSs.  Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, the Depositary may in its sole discretion require a proper acknowledgment or other evidence (i) if the shareholders' register of the Company or the Foreign Registrar, if applicable, are open, from the Company or the Foreign Registrar, as the case may be, that any Deposited Securities have been recorded upon the shareholders' register of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or, subject to applicable law, its nominee or (ii) where such deposit is made by entry in the books of a CSD, from such CSD that any Deposited Securities have been recorded upon the books of such CSD in the name of the Depositary or, subject to applicable law, its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order the corresponding ADSs are deliverable in respect thereof and, if applicable, the Receipt to be issued to evidence such ADSs.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or, to the extent permitted by applicable law, upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, issue and deliver at its Principal Office, to or upon the order of the person or persons entitled thereto, the corresponding ADSs registered in the name or names requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the issuance and delivery of such ADSs as provided in Section 5.09, and of all taxes and governmental charges and fees, if any, payable in connection with such deposit and the transfer of the Deposited Securities.  The Depositary shall not issue ADSs except in accordance with this Section 2.03 and Sections 2.04, 2.07, 2.09, 2.11, 4.03, 4.04, 4.05 and 4.09.

SECTION 2.04. Transfer of Receipts; Combination and Split-up of Receipts.  The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America; provided, however, that the Depositary will refuse to register any transfer of American Depositary Shares evidenced by Receipts if such registration would result in a violation of the ownership restrictions referred to in Section 3.05.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint, upon at least 20 days' written notice to the Company, one or more co-transfer agents reasonably acceptable to the Company for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05. Surrender of ADSs and Withdrawal of Deposited Securities.  Upon surrender at the Principal Office of the Depositary of ADSs (and, if applicable, the Receipts evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the applicable fees and charges of, and expenses incurred by, the Depositary for the surrender of ADSs as provided in Section 5.09 and payment of all taxes and governmental charges, if any, payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to Section 3.05 and to the other terms and conditions of this Deposit Agreement, the Company's articles of incorporation and applicable laws, the Holder of such ADSs shall be entitled to delivery (at the Custodian's designated office), to him or upon his order, of the amount of Deposited Securities at the time represented by such ADSs.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Holder or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer, or other documents of title, to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of such ADSs to such Holder or as ordered by him.  Such delivery shall be made, as promptly as practicable, as hereinafter provided.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank.  If the Depositary so requires, the Holder surrendering ADSs shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall, as promptly as practicable, direct the Custodian to deliver at the Custodian's designated office, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement and the Company's articles of incorporation and applicable laws, to an agent in the Republic of Korea of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares, except that the Depositary may, to the extent permitted by applicable law, make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary, to the extent permitted by applicable law, shall direct the Custodian to forward any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by the American Depositary Shares to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

The Depositary shall not accept for surrender ADSs representing less than one (1) Share.  In the case of surrender of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with Section 2.05, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book entry or otherwise (other than to the Company or its agent as contemplated by Section 4.09), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the receipt and cancellation of ADSs.

SECTION 2.06. Limitations on Execution and Delivery, Transfer and Surrender of ADSs.  As a condition precedent to the issuance and delivery, registration of transfer, split-up, combination or surrender of any ADSs or of a Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Company, Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, charge or fee with respect to Shares being deposited or withdrawn) and payment of any fees of the Depositary as provided in Section 5.09, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of ADSs in particular instances may be refused, or the registration of transfer of outstanding ADSs or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary or the shareholders' register of the Company or the Foreign Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding ADSs and withdrawal of Deposited Securities may be suspended only for reasons that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares.  The Depositary will comply with written instructions of the Company that the Depositary shall not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United States.

SECTION 2.07. Lost Receipts, etc.  In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.08. Cancellation and Destruction of  Surrendered Receipts.  All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled, subject to Section 2.10.

SECTION 2.09. Pre-Release Transactions.  Subject to the further terms and provisions of this Section 2.09, the Depositary, its affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in ADSs.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.02 and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.05, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction").  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case-by-case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

SECTION 2.10. Maintenance of Records.  The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in the City of New York or as required by the laws or regulations governing the Depositary.  Canceled Receipts shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable against the Depositary for any purpose.  The Depositary is authorized to destroy Receipts so canceled, provided the Depositary maintains a record of all destroyed Receipts.  Prior to destroying any such records, the Depositary will notify the Company and will turn such records over to the Company upon its request.  Any ADSs held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate).

SECTION 2.11. Partial Dividend Shares.  In the event that any Shares deposited hereunder entitle holders of record thereof ("recordholders") as of the next dividend record date to receive a per-Share dividend in an amount different from that payable to recordholders of Shares outstanding on the immediately preceding dividend record date, the following provisions shall apply:

(a) The term "Full Dividend Shares" shall mean those Shares which will entitle recordholders on the next dividend record date to receive a per-Share dividend in an amount equal to that payable to recordholders of Shares outstanding on the immediately preceding dividend record date.  The term "Partial Dividend Shares" shall mean those Shares which entitle recordholders as of the next dividend record date to receive a per-Share dividend in an amount different from that payable to recordholders of Full Dividend Shares.

(b) Partial Dividend Shares deposited hereunder shall be held by the Depositary or Custodian in a segregated account different from the account in which Full Dividend Shares deposited hereunder are held.

(c) Partial Dividend Shares shall be represented by a class of American Depositary Shares ("Partial Dividend ADSs") different from those representing Full Dividend Shares ("Full Dividend ADSs"), and the Depositary shall, if applicable, issue Receipts evidencing Partial Dividend ADSs ("Partial Dividend ADRs") different from those evidencing Full Dividend ADSs ("Full Dividend ADRs"), bearing a legend with respect to their status as Partial Dividend ADRs.

(d) Whenever Partial Dividend Shares become Full Dividend Shares (which is expected to be January 1 of the year next following the year in which such Partial Dividend Shares were issued), the Depositary shall cause the Custodian to transfer such Partial Dividend Shares into the account in which other Full Dividend Shares are held, the Partial Dividend ADSs representing such Partial Dividend Shares shall automatically convert into Full Dividend ADSs and the Depositary shall take such action as may be necessary to effect such conversion.

(e) Holders and Beneficial Owners of Full Dividend ADSs shall be entitled to receive only dividends and other distributions received in respect of Full Dividend Shares.  Holders and Beneficial Owners of Partial Dividend ADSs shall be entitled to receive only dividends and other distributions received in respect of Partial Dividend Shares.

(f) All other provisions of this Deposit Agreement shall apply to Partial Dividend Shares and Partial Dividend ADSs, subject to this Section 2.11.

SECTION 2.12. Escheatment.  In the event any unclaimed property relating to the ADSs, for any reason, is in the possession of Depositary and has not been claimed by the Holder thereof or cannot be delivered to the Holder thereof through usual channels, the Depositary shall, upon expiration of any applicable statutory period relating to abandoned property laws, escheat such unclaimed property to the relevant authorities in accordance with the laws of each of the relevant States of the United States.

SECTION 2.13. Restricted ADSs.  The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Shares in the form of ADSs issued under the terms hereof (such Shares, "Restricted Shares").  Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing the right to receive, subject to the terms of the Deposit Agreement and the applicable, such deposited Restricted Shares (such ADSs, the "Restricted ADSs," and the Receipts evidencing such Restricted ADSs, the "Restricted Receipts").  Notwithstanding anything contained in this Section 2.13, the Depositary and the Company may, to the extent not prohibited by law, agree to issue the Restricted ADSs in uncertificated form ("Uncertificated Restricted ADSs") upon such terms and conditions as the Company and the Depositary may deem necessary and appropriate.  The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and reasonably satisfactory to the Depositary to ensure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws.  The depositors of such Restricted Shares and the Holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted Receipts and Restricted ADSs or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require.  The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted Receipts, which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADSs, and, if applicable, the Restricted Receipts evidencing the Restricted ADSs, may be transferred or the Restricted Shares withdrawn.  The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall, to the extent required by law, be held separate and distinct from the other Deposited Securities held hereunder.  The Restricted Shares and the Restricted ADSs shall not be eligible for Pre-Release Transactions.  The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs.  The Restricted ADSs, and, if applicable, the Restricted Receipts evidencing the Restricted ADSs, shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement and (ii) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADSs presented, and, if applicable, the Restricted Receipts evidencing the Restricted ADSs, are transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend applicable to the Restricted ADSs presented for transfer.  Except as set forth in this Section 2.13 and except as required by applicable law, the Restricted ADSs and the Restricted Receipts evidencing Restricted ADSs shall be treated as ADSs and Receipts issued and outstanding under the terms of the Deposit Agreement.  In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.13) and (b) the terms of (i) this Section 2.13 or (ii) the applicable Restricted Receipt, the terms and conditions set forth in this Section 2.13 and of the Restricted Receipt shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted Receipts.

ARTICLE 3

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION 3.01. Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit or any Holder or Beneficial Owner of ADSs may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable Korean or other taxes or other governmental charges, legal or beneficial ownership of ADSs, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of this Deposit Agreement or the Receipts, or such information relating to the registration on the shareholders' register of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary.  The Depositary may withhold the delivery or registration of transfer of any ADSs or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  The Depositary shall from time to time advise the Company of the availability of any such proofs, certificates or other information and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.

SECTION 3.02. Liability of Holder for Taxes.  If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipts, ADSs or any Deposited Securities, such tax or other governmental charge shall be payable by the Holder of such Receipt, ADS or Deposited Security to the Depositary and by holding or having held such Receipt, ADS or Deposited Security, the Holder and all prior Holders hereof,  jointly and severally, agree to indemnify, defend and save harmless each of the Depositary, the Company, the Custodian and their respective agents in respect thereof.  The Depositary may refuse to effect any transfer of such Receipts or ADSs or any combination or split-up thereof or any withdrawal of Deposited Securities represented by American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder and Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), and the Holder and Beneficial Owner shall remain liable for any deficiency.  Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit (including any refund of taxes or reduced rate of withholding at source) obtained for such Holder and/or Beneficial Owner.

SECTION 3.03. Warranties on Deposit of Shares.  Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate, if any, or other documents of title, therefor are duly authorized, validly issued, fully paid, nonassessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized to do so, (iv) the Shares presented for deposit are free and clear of any lien, encumberance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.13), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

SECTION 3.04. Disclosure of Interests.  The Company may from time to time request Holders or Beneficial Owners or former Holders or Beneficial Owners to provide information as to the capacity in which they hold or held ADSs and regarding the identity of any other persons then or previously interested in such ADSs and the nature of such interest and various other matters.  Each such Holder or Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section whether or not still a Holder or Beneficial Owner at the time of such request.  The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders or Beneficial Owners and to the last known address, if any, of such former Holders or Beneficial Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company's request and expense, to assist the Company in obtaining such information with respect to the American Depositary Shares, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or Beneficial Owners or former Holders or Beneficial Owners.

SECTION 3.05. Ownership Restrictions.  The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under the articles of incorporation of the Company or applicable law.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may cause the total number of Shares represented by the American Depositary Shares beneficially owned by a single Holder or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Holder or Beneficial Owner (including Shares beneficially owned by Affiliated Holders of such Holder or Beneficial Owner), to exceed any limits under the articles of incorporation of the Company or applicable law with respect to which the Company may, from time to time, notify the Depositary.  The Company may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Holder or Beneficial Owner in excess of the limitation set forth in the second sentence of this Section 3.05, including but not limited to a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the American Depositary Shares held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

Notwithstanding anything in the Deposit Agreement to the contrary, under no circumstances shall the restrictions on ownership set forth in this Section 3.05 authorize or require the Depositary or the Company to seek to void, nullify or rescind any sale or transfer of American Depositary Shares effected over the New York Stock Exchange.

ARTICLE 4

THE DEPOSITED SECURITIES

SECTION 4.01. Cash Distributions.  Whenever the Depositary shall receive timely notice from the Company of its intent to make a distribution of any cash dividend or other cash distribution on any Deposited Securities, specifying the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution, the Depositary shall establish an ADS record date upon the terms described in Section 4.07.  Upon receipt of confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Deposited Securities, or upon receipt of proceeds from the sale of any Deposited Securities or any other entitlements held in respect of Deposited Securities under the terms hereof, the Depositary shall, or shall cause its agent to, as promptly as practicable after its receipt of such dividend or distribution (unless otherwise prohibited or prevented by law), subject to the provisions of Section 4.06, convert such dividend or distribution into Dollars and shall, as promptly as practicable, distribute the amount thus received (net of the applicable fees and charges of the Depositary as provided in Section 5.09) to the Holders entitled thereto as of the ADS record date, in proportion to the number of American Depositary Shares held by them respectively as of the ADS record date; provided, however, that in the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Holder of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amounts as can be distributed without distributing to any Holder a fraction of one cent and any balance that is not so distributed shall be held by the Depositary (without liability for the interest thereon) and shall be added to and be part of the next sum received by the Depositary for distribution to the Holders of ADSs then outstanding.

SECTION 4.02. Distributions Other Than Cash, Shares or Rights.  Whenever the Depositary shall receive timely notice from the Company of its intent to distribute to the holders of Deposited Securities property other than a distribution described in Sections 4.01, 4.03 or 4.04 and indicating that the Company wishes such distribution to be made to Holders of ADSs, the Depositary shall, subject to the provisions of Section 4.12 and Section 5.09, as promptly as practicable after receipt thereof, cause the securities or property received by it to be distributed to the Holders entitled thereto, after deduction or upon payment of fees and expenses of the Depositary (unless otherwise agreed by the Company and the Depositary) or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem reasonable and practicable for accomplishing such distribution, subject to applicable law; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders or Beneficial Owners) the Depositary or the Company deems such distribution not to be practicable, the Depositary may, after consultation with the Company, adopt such method as it may deem reasonable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 and any expenses in connection with such sale) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.01; provided, however, that no distribution to Holders pursuant to this Section 4.02 shall be unreasonably delayed by any action of the Depositary or any of its agents.

SECTION 4.03. Distributions in Shares.  Whenever the Depositary shall receive timely notice from the Company of its intent to make a distribution upon any Deposited Securities that consists of a dividend in, or free distribution of, Shares, specifying the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution, the Depositary shall establish an ADS record date upon the terms described in Section 4.07.  Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Section 5.09, distribute to the Holders as of the ADS record date in proportion to the number of American Depositary Shares held as of the ADS record date, additional American Depositary Shares, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the terms and conditions of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional American Depositary Shares are not so distributed, take all actions necessary so that each American Depositary Share issued and outstanding after the ADS record date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes).  In lieu of delivering fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01; provided, however, that no distribution to Holders pursuant to this Section 4.03 shall be unreasonably delayed by any action of the Depositary or any of its agents.  If additional American Depositary Shares are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.04. Rights.  Whenever the Depositary shall receive timely notice from the Company of its intent to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, specifying the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution and indicating that the Company wishes such distribution to be made to Holders of ADSs, the Depositary shall establish an ADS record date upon the terms described in Section 4.07.  After consultation with the Company, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders or, if by the terms of such rights offering or for any other reason it would be unlawful or not practicable for the Depositary either to make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines that it is lawful and practicable to make such rights available to all Holders or to certain Holders but not to other Holders, the Depositary, at the request of the Company, shall distribute to any Holder to whom it determines the distribution to be lawful and practicable, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder hereunder, the Depositary will promptly make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from such a Holder pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, to the extent permitted by the articles of incorporation of the Company and applicable law, exercise on behalf of such Holder the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder.  As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver ADSs to such Holder.

If the Depositary determines that it is not lawful or practicable to make such rights available to all or certain Holders, the Depositary, at the request of the Company, will use its best efforts that are reasonable under the circumstances to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or practicably make such rights available.  The Depositary shall allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09, any expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any ADS or otherwise.  Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.01 hereof.  If such sale can be effected only with the approval or license of the Korean government or any agency thereof, the Depositary shall file as promptly as practicable such application for approval or license; however, the Depositary shall be entitled to rely upon Korean local counsel in such matters, which counsel shall be instructed to act as promptly as possible.

If a registration statement under the Securities Act is required with respect to the securities to which any rights relate in order for the Company to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer such rights to Holders having an address in the United States (as defined in Regulation S) unless and until such a registration statement is in effect, or unless the offering and sale of such securities and such rights to such Holders are exempt from registration under the provisions of such Act.

The Depositary shall not be responsible for any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holder in particular.

SECTION 4.05. Elective Distributions in Cash or Shares.  Whenever the Depositary shall receive timely notice from the Company of its intent to make a distribution payable at the election of the holders of the Deposited Securities in cash or in additional Shares, such notice shall specify, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such elective distribution and whether or not it wishes such elective distribution to be made available to Holders of ADSs.  The Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs.  The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07.  If the above conditions are not satisfied, the Depositary shall establish an ADS record date on the terms described in Section 4.07 and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the Republic of Korea in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.01 or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.02.  If the above conditions are satisfied, the Depositary shall establish an ADS record date on the terms described in Section 4.07 and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.01, or (Y) in ADSs, the distribution shall be made upon the terms described in Section 4.02.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs).  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

SECTION 4.06. Conversion of Foreign Currency.  Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can, pursuant to applicable law, be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such Foreign Currency into Dollars.  If, at the time of conversion of such Foreign Currency into Dollars, such Dollars can, pursuant to applicable law, be transferred outside of the Republic of Korea for distribution to Holders entitled thereto, such Dollars shall be distributed as promptly as practicable to the Holders entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation.  Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any ADS or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license; however, the Depositary shall be entitled to rely upon Korean local counsel in such matters, which counsel shall be instructed to act as promptly as possible.

If at any time Foreign Currency received by the Depositary is not, pursuant to applicable law, convertible, in whole or in part, into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary cannot be promptly obtained, the Depositary shall, (a) as to that portion of the Foreign Currency that is convertible into Dollars, make such conversion and, if permitted by applicable law, transfer such Dollars to the United States for distribution to Holders in accordance with the first paragraph of this Section 4.06 and (b) as to the nonconvertible balance, if any, (i) if requested in writing by a Holder, distribute or cause the Custodian to distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary or Custodian to such Holder and (ii) the Depositary shall hold or shall cause the Custodian to hold any amounts of nonconvertible Foreign Currency not distributed pursuant to the immediate preceding subclause (i) uninvested and without liability for interest thereon for the respective accounts of the Holders entitled to receive the same.

SECTION 4.07. Fixing of Record Date.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of,  holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall, to the extent practicable, be either (x) the same date as the record date fixed by the Company, or (y) if different from the record date fixed by the Company, be fixed after consultation with the Company (a) for the determination of the Holders who shall be (i) entitled to receive such distribution or (ii) entitled to give instructions for the exercise of voting rights at, and to attend (without voting or speaking), any such meeting, or to give or withhold such consent or to receive such notice or solicitation or to otherwise take action, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.06 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such distribution in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions and to attend such meeting (without voting or speaking), to receive such notice or solicitation, or otherwise take action, and to act in respect of any other such matter.

SECTION 4.08. Voting of Deposited Securities and Attendance at Meetings.  Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall establish the ADS record date in respect of such meeting or solicitation of consent or proxy upon the terms described in Section 4.07.  If requested in writing by the Company in a timely manner, the Depositary shall, as soon as practicable thereafter, distribute to the Holders a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or if requested by the Company a summary of such information provided by the Company), (b) a statement that the Holders as of the close of business on a specified record date will be entitled, subject to any applicable provisions of Korean law and of the articles of incorporation of the Company (which provisions, if any, shall be summarized in such notice to the extent that such provisions are material), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, (c) a statement as to the manner in which such instructions may be given.  Upon the written request of a Holder on the ADS record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Holders' American Depositary Shares in accordance with the instructions set forth in such request.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities.

Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Subject to the rules of any securities exchange on which American Depositary Shares or the Deposited Securities represented thereby are listed, the Depositary shall if requested by the Company deliver, at least three Business Days prior to the date of such meeting, to the Company copies of all instructions received from Holders in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipts at such meeting.  Voting rights, if any, may be exercised as set forth in this Section 4.08 only in respect of four American Depositary Shares or multiples thereof.

SECTION 4.09. Changes Affecting Deposited Securities.  In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and ADSs shall, subject to the terms of this Deposit Agreement and applicable laws and regulations (including any registration requirement under the Securities Act), thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company shall so request, issue and deliver additional ADSs as in the case of a dividend in Shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities.  Immediately upon the occurrence of any such change, conversion or exchange covered by this Section 4.09 in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders of ADSs.

SECTION 4.10. Available Information; Reports and Other Communications.

(a) Available Information.  The Company is subject to the periodic reporting requirements of the Exchange Act and, accordingly, is required to file or submit certain reports with the Commission.  These reports can be retrieved from the Commission's website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C.  20549.

(b) Reports and Other Communications.  The Depositary shall make available for inspection by Holders at its Principal Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian, or a nominee of either as the holder of the Deposited Securities and (b) generally transmitted to the holders of such Deposited Securities by the Company.  The Depositary shall also make available for inspection by Holders at its Principal Office copies of reports, notices and communications furnished by the Company pursuant to Section 5.06.

The Company has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed.  The Depositary may rely upon such copy for all purposes of this Deposit Agreement.  The Depositary will, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), make such copy and such notices, reports and other communications available for inspection by Holders at the Depositary's office, at the office of the Custodian and at any other designated transfer offices.

In connection with any registration statement relating to the ADSs or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other and to the Commission such information as shall be required to make filings or comply with such undertakings.

SECTION 4.11. Lists of Holders.  Promptly upon request by the Company, the Depositary shall, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names ADSs are registered on the books of the Depositary.

SECTION 4.12. Withholding.  In connection with any distribution to Holders, the Company or its agent will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Company or such agent and owing to such governmental authority or agency by the Company or such agent; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Depositary or the Custodian and owing to such authority or agency by the Depositary or the Custodian.  The Depositary shall forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.  In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to withhold any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively, all in accordance with applicable provisions of this Deposit Agreement.

Notwithstanding any other provision of this Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, by the laws of the Republic of Korea, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.  In making such deductions, the Company shall have no obligation to any Holder or Beneficial Owner to apply a rate under any treaty or other arrangement between the Republic of Korea and the country within which the Holder or Beneficial Owner is resident unless such Holder or Beneficial Owner has timely provided to the Company evidence of the residency of such Holder or Beneficial Owner that is satisfactory to the relevant tax authorities of the Republic of Korea.

Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.  The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company.  The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE 5

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary.  Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers, combinations and split-ups and surrender of ADSs and, if applicable, Receipts evidencing ADSs so issued, in each case in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration and transfers of ADSs which at all reasonable times shall be open for inspection by the Holders, provided that such inspection shall not be for the purpose of communicating with Holders for an object other than the business of the Company, including without limitation a matter related to this Deposit Agreement or the ADSs.

The Depositary may close the transfer books after consultation with the Company to the extent practicable, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company, provided that any such closing of the transfer books shall be subject to the provisions of Section 2.06 which limit the suspension of withdrawals of Shares.

If any American Depositary Shares are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the written approval of the Company, appoint a Registrar or one or more co-registrars for registry of such ADSs  in accordance with any requirements of such exchange or exchanges.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the Receipts, to take copies thereof and to require the Depositary and any co-registrars to supply copies of such portions of such records as the Company may request.

SECTION 5.02. Prevention or Delay in Performance by the Depositary or the Company.  Neither the Depositary nor the Company shall incur any liability (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the articles of incorporation of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from or delayed in, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, (ii)  by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs, or (v) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Holders, and the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Holders and making the net proceeds available to such Holders, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03. Obligations of the Depositary, the Custodian and the Company.  The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Holder or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.  The Depositary shall not incur any liability for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

SECTION 5.04. Resignation and Removal of the Depositary.  The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.08 and 5.09).  The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.08 and 5.09), (ii) duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly provide notice of its appointment to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05. The Custodian.  The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and the Depositary shall be responsible for the compliance by the Custodian with the applicable provisions of this Deposit Agreement.  Any Custodian may resign from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians approved by the Company (such approval not to be unreasonably withheld), each of which shall thereafter be a Custodian hereunder.  The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged with the approval of the Company (not to be unreasonably withheld).  Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may, after consultation with the Company, appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  The Depositary shall notify the Company of the appointment of a substitute or additional Custodian at least 30 days prior to the date on which such appointment is to become effective.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.  Promptly after any such change, the Depositary shall give notice thereof in writing to all Holders.

Citibank, N.A. may at any time act as Custodian of the Deposited Securities pursuant to the Deposit Agreement, in which case any reference to Custodian shall mean Citibank, N.A. solely in its capacity as Custodian pursuant to the Deposit Agreement.  Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary shall not be obligated to give notice to any Holders of ADSs or any other Custodian of its acting as Custodian pursuant to the Deposit Agreement.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06. Reports, Notices and Other Communications.  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions (other than an offering of rights), the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will promptly transmit to the Custodian English language versions of any reports, notices and other communications that are generally transmitted by the Company to holders of its Shares or other Deposited Securities, as well as English language versions of the Company's annual reports (including a description of operations and annual audited consolidated financial statements prepared in conformity with Korean International Financial Reporting Standards ("Korean IFRS"), together with, if prepared pursuant to the United States Securities Exchange Act of 1934, as amended, a reconciliation of net earnings and shareholders' equity to United States generally accepted accounting principles) and unaudited non-consolidated semiannual financial statements prepared in conformity with Korean IFRS.  The Depositary will, at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary), arrange for the prompt transmittal by the Custodian to the Depositary of such notices, reports and other communications and arrange for the mailing (unless otherwise requested by the Company not to do so) at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary) of copies thereof (or if requested by the Company, a summary of any such notice provided by the Company) to all Holders or make such notices, reports (other than the annual reports and semiannual financial statements described in the preceding sentence) and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement.

SECTION 5.07. Distribution of Additional Shares, Rights, etc.  The Company agrees that in the event it or any of its affiliates proposes (1) an issuance, sale or distribution of additional Shares, (2) an offering of rights to subscribe for Shares or other Deposited Securities, (3) an issuance or assumption of securities convertible into or exchangeable for Shares, (4) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (5) an elective dividend of cash or Shares, (6) a redemption of Deposited Securities, (7) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, (8) any assumption, reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities or (9) a distribution of securities other than Shares, the Company will take all steps reasonably necessary to ensure that no violation by the Company or the Depositary of the Securities Act or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the United States) will result from such issuance or distribution.  In support of the foregoing, the Company will furnish to the Depositary, if it shall so require after consultation with the Company, (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether such transaction (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act and (b) an opinion of Korean counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of the Republic of Korea and (2) all requisite regulatory consents and approvals have been obtained in the Republic of Korea.  If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective.  If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in the Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act.

The Company agrees with the Depositary that neither the Company nor any of its affiliates will at any time (i) deposit any Shares or other Deposited Securities either originally issued or previously issued and reacquired by the Company or any such affiliate (except as contemplated by Section 2.13, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities or distribute securities other than Shares, unless such transaction and the securities issuable in such transaction do not violate the registration provisions of the Securities Act or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the United States).  The Company will advise each person who, to the best knowledge of the Company, controls or is under common control with, the Company that such person is subject to the same restrictions on the deposit of Shares as the Company and persons controlled by the Company.

SECTION 5.08. Indemnification.  The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares, or omissions from such information; or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release Transaction (as defined in Section 2.09) to the extent that any such liability or expense arises in connection with (a) any United States federal, state or local income tax laws or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 hereof.  However, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability arises out of (i) information relating to the Depositary or any Custodian, as applicable, furnished in writing to the Company by the Depositary or any Custodian, as applicable, expressly for use in any of the foregoing documents, or, (ii) material omissions from such information furnished by the Depositary or any Custodian.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or the Custodian (if the Custodian is a branch or wholly owned subsidiary of Citibank, N.A.) or their respective directors, employees, agents (other than Korea Securities Depository as agent of the Depositary in Korea Securities Depository's capacity as the Custodian) and affiliates due to their negligence or bad faith.  With respect to any liability or expense of the Company, its officers, directors or employees arising out of acts negligently performed or omitted to be performed by Korea Securities Depository as the Custodian, the Depositary agrees to assign to the Company, to the extent of such liability or expense, such chose in action in respect of such negligent performance or non-performance as the Depositary may have against the Custodian pursuant to the terms of the applicable custodian agreement.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

Any person seeking indemnification hereunder (an "Indemnified Person") shall notify the person from whom it is seeking indemnification (the "Indemnifying Person") of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.  No Indemnified Person shall compromise or settle any such action or claim without the consent in writing of the Indemnifying Person.

SECTION 5.09. Charges of Depositary.  The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B.  All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.01.  The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary Fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the ADS Record Date established by the Depositary.  For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the American Depositary Receipt program established pursuant to the Deposit Agreement, by making available a portion of the Depositary fees charged in respect of the American Depositary Receipt program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time.  The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time.  Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

The Depositary, its affiliates and their agents, subject to Sections 2.09 and 3.05 hereof and to applicable law, may own and deal in any class of securities of the Company and its affiliates and in ADSs.

ARTICLE 6

AMENDMENT AND TERMINATION

SECTION 6.01. Amendment.  The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders, shall, however, not become effective as to outstanding ADSs until the expiration of thirty days after notice of such amendment shall have been given to the Holders of outstanding ADSs.  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADSs or to own any beneficial interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any ADSs to surrender such ADSs and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02. Termination.  The Depositary shall at any time, at the direction of the Company, terminate this Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by distributing notice of such termination to the Company and the Holders of all ADSs then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, a Holder of ADSs will, upon (a) surrender of such ADSs at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of ADSs referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Holder or upon the Holder's order, of the amount of Deposited Securities represented by such ADSs.  If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Holder of such ADSs in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash or property then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of ADSs which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash or property (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Holder of such ADSs in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7

MISCELLANEOUS

SECTION 7.01. Counterparts.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

SECTION 7.02. No Third Party Beneficiaries.  This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03. Severability.  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04. Binding Effect on Holders and Beneficial Owners.  The Holders and Beneficial Owners shall be bound by all of the terms and conditions of this Deposit Agreement and of the Receipts by acceptance thereof.

SECTION 7.05. Notices.  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to

POSCO
POSCO Center
892 Daechi-4-dong
Gangnam-gu
Seoul, Korea 135-777
Attention: General Manager, Finance Department

or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, U.S.A., Attention: Depositary Receipts Department, or any other place to which the Depositary may have transferred its Principal Office.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box; provided, however, that delivery of a notice to the Company or the Depositary shall be deemed to be effective when actually received by the Company or the Depositary, as the case may be.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06. Governing Law and Jurisdiction.  This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed in that State.  Notwithstanding anything contained in the Deposit Agreement, any Receipt or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of the Republic of Korea (or, if applicable, such other laws as may govern the Deposited Securities).

Except as set forth in the following paragraph of this Section 7.06, the Company and the Depositary agree that the federal or state courts located in the Borough of Manhattan in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with the Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.  The Company hereby irrevocably designates, appoints and empowers POSCO America Corp. (the "Agent") now at 2 Executive Dr., Suite #805, Fort Lee, New Jersey 07024 as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.06.  If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York or New Jersey on the terms and for the purposes of this Section 7.06 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.05.  The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

SECTION 7.07. Headings.  Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

SECTION 7.08. Amendment and Restatement.  The Depositary shall arrange to have new Receipts printed that reflect the form of Receipt attached to the Deposit Agreement.  All Receipts issued hereunder after the date hereof, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing Receipts, shall be substantially in the form of the specimen Receipt attached as Exhibit A hereto.  However, American depositary receipts issued prior to the date hereof under the terms of the Original Deposit Agreement and outstanding as of the date hereof, which do not reflect the form of Receipt attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

The Company hereby instructs the Depositary to (i) promptly send notice of the execution of the Deposit Agreement  to all holders of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof and (ii) inform holders of American depositary shares issued and outstanding under the Original Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their American depositary receipts for one or more Receipts issued pursuant to the Deposit Agreement.

Holders and Beneficial Owners of American depositary shares issued pursuant to the Original Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of ADSs issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement in all respects, provided, however, that any term of the Deposit Agreement that prejudices any substantial existing right of holders or beneficial owners of American depositary shares issued under the Original Deposit Agreement shall not become effective as to Holders and Beneficial Owners until thirty (30) days after notice of the amendments effectuated by the Deposit Agreement shall have been given to holders of ADSs outstanding as of the date hereof.

IN WITNESS WHEREOF, POSCO and CITIBANK, N.A. have duly executed this agreement as of the day and year first set forth above and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

POSCO

By: _____________________________
       For and on behalf of POSCO
       Name:  Shim, Tong-Wook
       Title:    Senior Vice President and Head ofFinance Department

CITIBANK, N.A.

By: _____________________________
       Name:
       Title:

EXHIBIT A

[FORM OF ADR]

Number ______________	CUSIP NUMBER: _______ American Depositary Shares (each American Depositary Share representing the right to receive one-fourth of one deposited Share)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

Representing

SHARES OF COMMON STOCK OF

PAR VALUE OF WON 5,000 EACH

Of

POSCO

 (Incorporated under the laws of the Republic of Korea)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (hereinafter called the “Depositary”), hereby certifies that _______________, is the owner of ________________ American Depositary Shares (hereinafter called “ADSs”) representing deposited shares of Common Stock of par value Won 5,000 each (herein called “Shares”) of POSCO, incorporated under the laws of the Republic of Korea (herein called the “Company”).  At the date hereof, each American Depositary Share represents one-fourth of one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Seoul, Korea office of Korea Securities Depository (herein called the “Custodian”).  The Depositary’s Principal Office office is located at 388 Greenwich Street, New York, New York 10013.

1. THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of _____________, 2013 (herein called the “Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs issued thereunder.  The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the ADSs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”).  Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and at the office of the Custodian.  Each Holder and each Beneficial Owner, upon acceptance of any American Depositary Shares (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, or by continuing to hold, from and after the date hereof any American depositary shares issued and outstanding under the Original Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable Receipts, and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable Receipts, to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable Receipts, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.  The Depositary has made arrangements for the acceptance of the ADSs into DTC.  Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

2. SURRENDER OF ADSs AND WITHDRAWAL OF SHARES.

Upon surrender at the Principal Office of the Depositary of ADSs (and, if applicable, this Receipt evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the applicable fees and charges of, and expenses incurred by, the Depositary for the surrender of ADSs as provided in Section 5.09 of, and Exhibit B to the Deposit Agreement and payment of all taxes and governmental charges, if any, payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to Section 3.05 and to the other terms and conditions of the Deposit Agreement, the Company’s articles of incorporation and applicable laws, the Holder of such ADSs shall be entitled to delivery (at the Custodian’s designated office), to him or upon his order, of the amount of Deposited Securities at the time represented by such ADSs.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Holder hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer, or other documents of title, to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of such ADSs to such Holder or as ordered by him.  Such delivery shall be made, as promptly as practicable, as hereinafter provided.

A receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank.  If the Depositary so requires, the Holder surrendering ADSs shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall, as promptly as practicable, direct the Custodian to deliver at the Custodian’s designated office, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of the Deposit Agreement and the Company’s articles of incorporation and applicable laws, to an agent in the Republic of Korea of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the ADSs, except that the Depositary may, to the extent permitted by applicable law, make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the ADSs, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.  At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary, to the extent permitted by applicable law, shall direct the Custodian to forward any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by the ADSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.  The Depositary shall not accept for surrender ADSs representing less than one (1) Share.  In the case of surrender of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with Section 2.05 of the Deposit Agreement and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Neither the Depositary not the Custodian shall deliver Shares, by physical delivery, book entry or otherwise (other than to the Company or its agent as contemplated by Section 4.09), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the receipt and cancellation of ADSs.

3. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America; provided, however, that the Depositary will refuse to register any transfer of American Depositary Shares evidenced by Receipts if such registration would result in a violation of the ownership restrictions referred to in Section 3.05 of the Deposit Agreement.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint, upon at least 20 days' written notice to the Company, one or more co-transfer agents reasonably acceptable to the Company for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

4. LIABILITY OF HOLDER FOR TAXES.

If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipts, ADSs or any Deposited Securities, such tax or other governmental charge shall be payable by the Holder of such Receipt, ADS or Deposited Security to the Depositary and by holding or having held such Receipt, ADS or Deposited Security, the Holder and all prior Holders hereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary, the Company, the Custodian and their respective agents in respect thereof.  The Depositary may refuse to effect any transfer of such Receipts or ADSs or any combination or split-up thereof or any withdrawal of Deposited Securities represented by American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder and Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), and the Holder and Beneficial Owner shall remain liable for any deficiency.  Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit (including any refund of taxes or reduced rate of withholding at source) obtained for such Holder and/or Beneficial Owner.

5. REPRESENTATIONS AND WARRANTIES OF DEPOSITORS.

Every person depositing Shares hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate, if any, or other documents of title, therefor are duly authorized, validly issued, fully paid, nonassessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized to do so, (iv) the Shares presented for deposit are free and clear of any lien, encumberance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.13 of the Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Holder or Beneficial Owner of ADSs may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable Korean or other taxes or other governmental charges, legal or beneficial ownership of ADSs, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of the Deposit Agreement or such Receipt, or such information relating to the registration on the shareholders’ register of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary.  The Depositary may withhold the delivery or registration of transfer of any ADSs or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  The Depositary shall from time to time advise the Company of the availability of any such proofs, certificates or other information and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.

7. CHARGES OF DEPOSITARY.

 The Depositary shall charge the following shall charge the following fees:

(i)
Issuance Fee:  to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares (excluding issuances as a result of distributions described in paragraph (iv) below), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement;

(ii)
Cancellation Fee:  to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities or to any person to whom Deposited Securities are delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered;

(iii)
Cash Distribution Fee:  to any Holder of ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements);

(iv)
Stock Distribution /Rights Exercise Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for (a) stock dividends or other free stock distributions, or (b) exercise of rights to purchase additional ADSs;

(v)
Other Distribution Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares); and

(vi)	Depositary Services Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.

Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

(d)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(e)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and Receipts; and

(f)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Article 20 hereof and as contemplated in the Deposit Agreement.  The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary Fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the ADS Record Date established by the Depositary.  For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the American Depositary Receipt program established pursuant to the Deposit Agreement, by making available a portion of the Depositary fees charged in respect of the American Depositary Receipt program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time.  The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time.  Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04 of the Deposit Agreement, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.  The Depositary, its affiliates and their agents, subject to Article 8 hereof and Section 2.09 and 3.05 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in ADSs.

8. PRE-RELEASE OF RECEIPTS.

Subject to the further terms and provisions of Article 8 hereof and Section 2.09 of the Deposit Agreement, the Depositary, its affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in ADSs.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.05 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”).  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

9. TITLE TO RECEIPTS.

It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each ADS evidenced hereby) when properly endorsed or accompanied by proper instruments of transfer, is transferable upon the same terms as a certificated security under the laws of the State of New York, provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.  Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Holder of this Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder registered on the books of the Depositary.

10. VALIDITY OF RECEIPT.

Neither this Receipt nor the ADSs represented hereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs.  A Receipt bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

11. AVAILABLE INFORMATION; REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Exchange Act and, accordingly, is required to file or submit certain reports with the Commission.  These reports can be retrieved from the Commission’s website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary shall make available for inspection by Holders at its Principal Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian, or a nominee of either as the holder of the Deposited Securities and (b) generally transmitted to the holders of such Deposited Securities by the Company.  The Depositary shall also make available for inspection by Holders at its Principal Office copies of reports, notices and communications furnished by the Company pursuant to Section 5.06 of the Deposit agreement.

The Company will promptly transmit to the Custodian English language versions of any reports, notices and other communications that are generally transmitted by the Company to holders of its Shares or other Deposited Securities, as well as English language versions of the Company's annual reports (including a description of operations and annual audited consolidated financial statements prepared in conformity with Korean International Financial Reporting Standards ("Korean IFRS"), together with, if prepared pursuant to the United States Securities Exchange Act of 1934, as amended, a reconciliation of net earnings and shareholders' equity to United States generally accepted accounting principles) and unaudited non-consolidated semiannual financial statements prepared in conformity with Korean IFRS.  The Depositary will, at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary), arrange for the prompt transmittal by the Custodian to the Depositary of such notices, reports and other communications and arrange for the mailing (unless otherwise requested by the Company not to do so) at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary) of copies thereof (or if requested by the Company, a summary of any such notice provided by the Company) to all Holders or make such notices, reports (other than the annual reports and semiannual financial statements described in the preceding sentence) and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement.

The Company has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed.  The Depositary may rely upon such copy for all purposes of the Deposit Agreement.  The Depositary will, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), make such copy and such notices, reports and other communications available for inspection by Holders at the Depositary’s office, at the office of the Custodian and at any other designated transfer offices.

The Depositary will keep books for the registration and transfers of ADSs which at all reasonable times shall be open for inspection by the Holders provided that such inspection shall not be for the purpose of communicating with Holders for an object other than the business of the Company, including, without limitation, a matter related to the Deposit Agreement or the ADSs.

In connection with any registration statement relating to the ADSs or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other and to the Commission such information as shall be required to make filing or comply with such undertakings.

The Depositary may close the transfer books after consultation with the Company to the extent practicable, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company, provided that any such closing of the transfer books shall be subject to the provisions of Section 2.06 of the Deposit Agreement which limit the suspension of withdrawals of Shares.

12. DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary shall receive timely notice from the Company of its intent to make a distribution of any cash dividend or other cash distribution on any Deposited Securities, specifying the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution, the Depositary shall establish an ADS record date upon the terms described in Section 4.07 of the Deposit Agreement.  Upon receipt of confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Deposited Securities, or upon receipt of proceeds from the sale of any Deposited Securities or any other entitlements held in respect of Deposited Securities under the terms hereof, the Depositary shall, or shall cause its agent to, as promptly as practicable after its receipt of such dividend or distribution (unless otherwise prohibited or prevented by law), subject to the provisions of Section 4.06 of the Deposit Agreement, convert such dividend or distribution into Dollars and shall, as promptly as practicable, distribute the amount thus received (net of the applicable fees and charges of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Holders entitled thereto as of the ADS record date, in proportion to the number of American Depositary Shares held by them respectively as of the ADS record date; provided, however, that in the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Holder of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amounts as can be distributed without distributing to any Holder a fraction of one cent and any balance that is not so distributed shall be held by the Depositary (without liability thereon) and shall be added to and be part of the next sum received by the Depositary for distribution to the Holders of ADSs then outstanding.

Whenever the Depositary shall receive timely notice from the Company of its intent to distribute to the holders of Deposited Securities property other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement and indicating that the Company wishes such distribution to be made to Holders of ADSs, the Depositary shall, subject to the provisions of Section 4.12 and Section 5.09 of the Deposit Agreement, as promptly as practicable after receipt thereof, cause the securities or property received by it to be distributed to the Holders entitled thereto, after deduction or upon payment of fees and expenses of the Depositary (unless otherwise agreed by the Company and the Depositary) or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem reasonable and practicable for accomplishing such distribution, subject to applicable law; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders or Beneficial Owners) the Depositary or the Company deems such distribution not to be practicable, the Depositary may, after consultation with the Company, adopt such method as it may deem reasonable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement and any expenses in connection with such sale) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.01 of the Deposit Agreement; provided, however, that no distribution to Holders pursuant to Section 4.02 shall be unreasonably delayed by any action of the Depositary or any of its agents.

Whenever the Depositary shall receive timely notice from the Company of its intent to make a distribution upon any Deposited Securities that consists of a dividend in, or free distribution of, Shares, specifying the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution, the Depositary shall establish an ADS record date upon the terms described in Section 4.07 of the Deposit Agreement.  Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Article 7 hereof and Section 5.09 of the Deposit Agreement, distribute to the Holders as of the ADS record date in proportion to the number of American Depositary Shares held as of the ADS record date, additional American Depositary Shares, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the terms and conditions of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional American Depositary Shares are not so distributed, take all actions necessary so that each American Depositary Share issued and outstanding after the ADS record date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes).  In lieu of delivering fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement; provided, however, that no distribution to Holders pursuant to this Article 12 and Section 4.03 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.  If additional American Depositary Shares are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

Whenever the Depositary shall receive timely notice from the Company of its intent to make a distribution payable at the election of the holders of the Deposited Securities in cash or in additional Shares, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such elective distribution and whether or not it wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs.  The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 of the Deposit Agreement.  If the above conditions are not satisfied, the Depositary shall establish an ADS record date on the terms described in Section 4.07 of the Deposit Agreement and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the Republic of Korea in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.01 of the Deposit Agreement or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.02 of the Deposit Agreement.  If the above conditions are satisfied, the Depositary shall establish an ADS record date on the terms described in Section 4.07 of the Deposit Agreement and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.01 of the Deposit Agreement, or (Y) in ADSs, the distribution shall be made upon the terms described in Section 4.02 of the Deposit Agreement.  Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs).  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders of Receipts entitled thereto.

Notwithstanding any other provision of this Receipt or the Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, by the laws of the Republic of Korea, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.  In making such deductions, the Company shall have no obligation to any Holder or Beneficial Owner to apply a rate under any treaty or other arrangement between the Republic of Korea and the country within which the Holder or Beneficial Owner is resident unless such Holder or Beneficial Owner has timely provided to the Company evidence of the residency of such Holder or Beneficial Owner that is satisfactory to the relevant tax authorities of the Republic of Korea.

13. RIGHTS.

Whenever the Depositary shall receive timely notice from the Company of its intent to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, specifying the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution and indicating that the Company wishes such distribution to be made to Holders of ADSs, the Depositary shall establish an ADS record date upon the terms described in Section 4.07 of the Deposit Agreement.  After consultation with the Company, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders or, if by the terms of such rights offering or for any other reason it would be unlawful or not practicable for the Depositary either to make such rights available to any Holders or to dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines that it is lawful and practicable to make such rights available to all Holders or to certain Holders but not to other Holders, the Depositary, at the request of the Company, shall distribute to any Holder to whom it determines the distribution to be lawful and practicable, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder hereunder, the Depositary will promptly make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from such a Holder pursuant to such warrants or other instruments to the Depositary from such Holders to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, to the extent permitted by the articles of incorporation of the Company and applicable law, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares.so purchased to be delivered to the Depositary on behalf of such Holder.  As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver ADSs to such Holder.

If the Depositary determines that it is not lawful or practicable to make such rights available to all or certain Holders, the Depositary, at the request of the Company, will use its best efforts that are reasonable under the circumstances to, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or practicably make such rights available.  The Depositary shall allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement, any expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any ADS or otherwise.  Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.01 of the Deposit Agreement.  If such sale can be effected only with the approval or license of the Korean government or any agency thereof, the Depositary shall file as promptly .as practicable such application for approval or license; however, the Depositary shall be entitled to rely upon Korean local counsel in such matters, which counsel shall be instructed to act as promptly as possible.

If a registration statement under the Securities Act of 1933 is required with respect to the securities to which any rights relate in order for the Company to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer such rights to Holders having an address in the United States (as defined in Regulation S) unless and until such a registration statement is in effect, or unless the offering and sale of such securities and such rights to such Holders are exempt from registration under the provisions of such Act.

The Depositary shall not be responsible for any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holder in particular.

14. CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can, pursuant to applicable law, be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such Foreign Currency into Dollars.  If, at the time of conversion of such Foreign Currency into Dollars, such Dollars can, pursuant to applicable law, be transferred outside of the Republic of Korea for distribution to Holders entitled thereto, such Dollars shall be distributed as promptly as practicable to the Holders entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation.  Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any ADS or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license; however, the Depositary shall be entitled to rely upon Korean local counsel in such matters, which counsel shall be instructed to act as promptly as possible.

If at any time Foreign Currency received by the Depositary is not, pursuant to applicable law, convertible, in whole or in part, into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary cannot be promptly obtained, the Depositary shall, (a) as to that portion of the Foreign Currency that is convertible into Dollars, make such conversion and, if permitted by applicable law, transfer such Dollars to the United States for distribution to Holders in accordance with the first paragraph of Article 14 hereof and Section 4.06 of the Deposit Agreement and (b) as to the nonconvertible balance, if any, (i) if requested in writing by a Holder, distribute or cause the Custodian to distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary or Custodian to such Holder and (ii) the Depositary shall hold or shall cause the Custodian to hold any amounts of nonconvertible Foreign Currency not distributed pursuant to the immediate preceding subclause (i) uninvested and without liability for interest thereon for the respective accounts of the Holders entitled to receive the same.

15. RECORD DATES.

Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall, to the extent practicable, be either (x) the same date as the record date fixed by the Company, or (y) if different from the record date fixed by the Company, be fixed after consultation with the Company (a) for the determination of the Holders of Receipts who shall be (i) entitled to receive such distribution or (ii) entitled to give instructions for the exercise of voting rights at, and to attend (without voting or speaking), any such meeting, or to give or withhold such consent or to receive such notice or solicitation or to otherwise take action, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.06 and to the other terms and conditions of the Deposit Agreement, the Holders on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such distribution in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions and to attend such meeting (without voting or speaking), to receive such notice or solicitation, or otherwise take action, and to act in respect of any other such matter.

16. VOTING OF DEPOSITED SECURITIES AND ATTENDANCE AT MEETINGS.

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall establish the ADS record date in respect of such meeting or solicitation of consent or proxy upon the terms described in Section 4.07 of the Deposit Agreement.  If requested in writing by the Company in a timely manner, the Depositary shall, as soon as practicable thereafter, distribute to the Holders a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or if requested by the Company a summary of such information provided by the Company), (b) a statement that the Holders as of the close of business on a specified record date will be entitled, subject to any applicable provisions of Korean law and of the articles of incorporation of the Company (which provisions, if any, shall be summarized in such notice to the extent that such provisions are material), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, (c) a statement as to the manner in which such instructions may be given.  Upon the written request of a Holder on the ADS record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Holders' American Depositary Shares in accordance with the instructions set forth in such request.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities.

Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Subject to the rules of any securities exchange on which American Depositary Shares or the Deposited Securities represented thereby are listed, the Depositary shall if requested by the Company deliver, at least three Business Days prior to the date of such meeting, to the Company copies of all instructions received from Holders in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipts at such meeting.  Voting rights, if any, may be exercised as set forth in Section 4.08 of the Deposit Agreement only in respect of four American Depositary Shares or multiples thereof.

17. CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and ADSs shall,  subject to the terms of the Deposit Agreement and applicable laws and regulations (including any registration requirement under the Securities Act of 1933), thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company shall so request, issue and deliver additional ADSs as in the case of a dividend in Shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities.  Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.09 of the Deposit Agreement in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders of ADSs.

18. LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company shall incur any liability (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the articles of incorporation of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from or delayed in, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (ii)  by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs, or (v) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Holders, and the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Holders and making the net proceeds available to such Holders, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.  The Depositary shall not incur any liability for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares, or omissions from such information; or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release Transaction (as defined in Section 2.09 of the Deposit Agreement) to the extent that any such liability or expense arises in connection with (a) any United States federal, state or local income tax laws or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 of the Deposit Agreement.  However, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability arises out of (i) information relating to the Depositary or any Custodian, as applicable, furnished in writing to the Company by the Depositary or any Custodian, as applicable, expressly for use in any of the foregoing documents, or, (ii) material omissions from such information furnished by the Depositary or any Custodian.

No disclaimer of liability under the Securities Act of 1933 is intended by any provisions of the Deposit Agreement.

19. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.08 and 5.09 of the Deposit Agreement).  The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.08 and 5.09 of the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly provide notice of its appointment to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

20. AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders, shall, however, not become effective as to outstanding ADSs until the expiration of thirty days after notice of such amendment shall have been given to the Holders of outstanding ADSs.  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADSs or to own any beneficial interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any ADSs to surrender such ADSs and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

21. TERMINATION OF DEPOSIT AGREEMENT

The Depositary shall at any time, at the direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by distributing notice of such termination to the Company and the Holders of all ADSs then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, a Holder of ADSs will, upon (a) surrender of such ADSs at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of ADSs referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Holder or upon the Holder's order, of the amount of Deposited Securities represented by such ADSs.  If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Holder of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash or property then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of ADSs which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash or property (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Holder of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.

22. DISCLOSURE OF INTERESTS; OWNERSHIP RESTRICTIONS

The Company may from time to time request Holders or Beneficial Owners or former Holders or Beneficial Owners to provide information as to the capacity in which they hold or held ADSs and regarding the identity of any other persons then or previously interested in such ADSs and the nature of such interest and various other matters.  Each such Holder or Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement whether or not still Holder or Beneficial Owner at the time of such request.  The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders or Beneficial Owners and to the last known address, if any, of such former Holders or Beneficial Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company’s request and expense, to assist the Company in obtaining such information with respect to the American Depositary Shares, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or Beneficial Owners or former Holders or Beneficial Owners.

The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under the articles of incorporation of the Company or applicable law.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may cause the total number of Shares represented by the American Depositary Shares beneficially owned by a single Holder or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Holder or Beneficial Owner (including Shares beneficially owned by Affiliated Holders of such Holder or Beneficial Owner), to exceed any limits under the articles of incorporation of the Company or applicable law with respect to which the Company may, from time to time, notify the Depositary.  The Company may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Holder or Beneficial Owner in excess of the limitation set forth in the second sentence of Article 22 hereof or Section 3.05 of the Deposit Agreement, including but not limited to a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the American Depositary Shares held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, under no circumstances shall the restrictions on ownership set forth in this Article 22 or Section 3.05 of the Deposit Agreement authorize or require the Depositary or the Company to seek to void, nullify or rescind any sale or transfer of American Depositary Shares effected over the New York Stock Exchange.

23. PARTIAL DIVIDEND SHARES.

In the event that any Shares deposited hereunder entitle holders of record thereof (“recordholders”) as of the next dividend record date to receive a per-Share dividend in an amount different from that payable to recordholders of Shares outstanding on the immediately preceding dividend record date, the following provisions shall apply:

(a) The term “Full Dividend Shares” shall mean those Shares which will entitle recordholders on the next dividend record date to receive a per-Share dividend in an amount equal to that payable to recordholders of Shares outstanding on the immediately preceding dividend record date.  The term “Partial Dividend Shares” shall mean those Shares which entitle recordholders as of the next dividend record date to receive a per-Share dividend in an amount different from that payable to recordholders of Full Dividend Shares.

(b) Partial Dividend Shares deposited hereunder shall be held by the Depositary or Custodian in a segregated account different from the account in which Full Dividend Shares deposited hereunder are held.

(c) Partial Dividend Shares shall be represented by a class of American Depositary Shares (“Partial Dividend ADSs”) different from those representing Full Dividend Shares (“Full Dividend ADSs”), and the Depositary shall, if applicable, issue Receipts evidencing Partial Dividend ADSs (“Partial Dividend ADRs”) different from those evidencing Full Dividend ADSs (“Full Dividend ADRs”), bearing a legend with respect to their status as Partial Dividend ADRs.

(d) Whenever Partial Dividend Shares become Full Dividend Shares (which is expected to be January 1 of the year next following the year in which such Partial Dividend Shares were issued), the Depositary shall cause the Custodian to transfer such Partial Dividend Shares into the account in which other Full Dividend Shares are held, the Partial Dividend ADSs representing such Partial Dividend Shares shall automatically convert into Full Dividend ADSs and the Depositary shall take such action as may be necessary to effect such conversion.

(e) Holders and Beneficial Owners of Full Dividend ADSs shall be entitled to receive only dividends and other distributions received in respect of Full Dividend Shares.  Holders and Beneficial Owners of Partial Dividend ADSs shall be entitled to receive only dividends and other distributions received in respect of Partial Dividend Shares.

(f) All other provisions of the Deposit Agreement shall apply to Partial Dividend Shares and Partial Dividend ADSs, subject to Section 2.11 of the Deposit Agreement.

EXHIBIT B

FEE SCHEDULE

DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I.	Depositary Fees

The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

	Service	Rate	By Whom Paid
(1)	Issuance of ADSs upon deposit of Shares (excluding issuances as a result of distributions described in paragraph (4) below).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person depositing Shares or person receiving ADSs.
(2)	Delivery of Deposited Securities against surrender of ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered.	Person surrendering ADSs for the purpose of withdrawal of Deposited Securities or person to whom Deposited Securities are delivered.
(3)	Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(4)	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(5)	Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(6)	Depositary Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.

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II.	Charges

Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

(iv)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and Receipts; and

(vi)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Securities.

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